UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2013

VIPER POWERSPORTS INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)
•	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
•	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement;

Item 2.06 Material Impairment

As previously announced on Form 8-K on February 14, 2013, Viper Powersports Inc (“VPI”) announced Precious Capital LLC (“Precious”) issued a notice related to the April 24, 2012 Loan and Security Agreement (“Agreement”) between Viper Motorcycle Company (“Viper”) and Precious. The notice stated that a Balancing Default to the Agreement exists and provided for 10 business days to cure the issue before an Event of Default will occur.

Since receiving this default notice, VPI and Precious have agreed on the following, which has been approved by the Board of Directors of VPI:

•	VPI shall convey to Precious, subject to a purchase and sale agreement now being prepared, all of its ownership interest in its Viper subsidiary;

•	Precious shall indefeasibly release VPI from any and all of VPI’s liabilities and obligations under or in connection with the Loan, including release of the VPI guarantee of the Loan;

•	Precious shall return to VPI all shares or other ownership interests in VPI conveyed to Viper in connection with the Loan;

•	Precious shall release any security interest it may have in any shares or other ownership interests in VPI that it may have in connection with the Loan;

•	Precious and VPI shall release each other from all obligations and liabilities in connection with the Loan;;

•	Lender shall pay certain VPI expenses to be agreed between Precious and VPI;

Subsequent to our Form 8-K dated February 22, 2013 the City of Auburn has declared a default on the Promissory Note dated July 27, 2011 owed to Auburn by Viper. VPI has closed its operations in Auburn.

Item 5.02 Departure of a Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Viper Powersports Inc announces the resignations of Jed Latkin and James Shields from its Board of Directors effective March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2013	Viper Powersports Inc.

	By:	/s/ Timothy Kling
Timothy Kling
Chief Financial Officer